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                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
    FOR THE YEARS ENDED 1994 THROUGH 1998 AND SIX MONTHS ENDED JUNE 30, 1999

                          (Dollar amounts in thousands)



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                                                                                                 SIX
                                                                                                MONTHS
                                                                                                 ENDED
                                                        YEARS ENDED DECEMBER 31,               JUNE 30,
                                        ----------------------------------------------------   --------
                                          1994       1995       1996       1997       1998       1999
                                        ----------------------------------------------------   --------
Earnings:
     Income before minority
      interests and income taxes        $ 46,332   $ 52,402   $ 78,857   $106,174   $132,095   $ 91,325
     Fixed charges                        18,246     23,805     34,974     34,961     45,357     22,260
     Amortization of capitalized
      interest                                --         --         --         28        110         55
                                        ----------------------------------------------------   --------
                                        $ 64,578   $ 76,207   $113,831   $141,163   $177,562   $113,640
                                        ====================================================   ========

Fixed charges:
     Interest expense, including
      capitalized interest              $  6,541   $ 12,062   $ 22,231   $ 21,782   $ 29,717   $ 14,076
     Interest portion of lease/rental
      expense                             11,012     11,171     11,658     11,927     14,592      7,706
     Amortization of debt issuance
      costs                                  693        572      1,085      1,252      1,048        478
                                        ----------------------------------------------------   --------
                                        $ 18,246   $ 23,805   $ 34,974   $ 34,961   $ 45,357   $ 22,260
                                        ====================================================   ========
Ratio of earnings to fixed charges           3.5        3.2        3.3        4.0        3.9        5.1
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